                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No. 1)
/X/  Filed by Registrant

/ /  Filed by Party other than the Registrant

Check the appropriate box:

     /X/  Preliminary Proxy Statement

     / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

     / /  Definitive Proxy Statement

     / /  Definitive Additional Materials

     / /  Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                           GOTHIC ENERGY CORPORATION
                (Name of Registrant as Specified in Its Charter)

                                 Not Applicable
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     / /  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
          or Item 22(a)(2) of Schedule 14A

     / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)

     1)  Title of each class of securities to which transaction applies:
_________________________________________________________

     2)  Aggregate number of securities to which transaction applies:
___________________________________________________________________

     3) Per unit price or other underlying value of transaction computer pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
___________________________________________________________________

     4)  Proposed maximum aggregate value of transaction:
______________________________________________________________________________

     5)  Total fee paid:  ____________________________________________

     /X/  Fee paid previously with preliminary materials

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:  ____________________________________

     2)  Form, Schedule or Registration Statement No.:  ______________

     3)  Filing Party:  ______________________________________________

     4)  Date Filed:  ________________________________________________

                           GOTHIC ENERGY CORPORATION
                      5727 South Lewis Avenue - Suite 700
                             Tulsa, Oklahoma  74105


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 JULY 23, 1996


     Notice is hereby given that the Annual Meeting of Shareholders of Gothic Energy Corporation (the "Company") will be held at the offices of the Company at 5727 South Lewis Avenue, Suite 700, Tulsa, Oklahoma 74105, on Tuesday, July 23, 1996, at 10:00AM, for the following purposes:

     1. To elect five (5) directors of the Company to hold office until the next Annual Meeting of Shareholders in 1997 and until their respective successors are elected and qualified;

     2. To consider and vote on a proposal to reincorporate the Company as an Oklahoma corporation by merger of the Company into a newly-formed wholly-owned subsidiary of the Company incorporated in Oklahoma;

     3. Subject to the approval of proposal 2, to consider and vote on a proposal to increase the number of shares of Common Stock authorized from 30,000,000 to 100,000,000;

     4. To consider and vote on a proposal to increase the number of shares of Preferred Stock authorized from 500,000 to 2,500,000. If such proposal is adopted, the Company's Board of Directors intends to promptly thereafter effectuate a 100-for-1 split of the outstanding shares of the Company's 7-1/2% Cumulative Convertible Preferred Stock;

     5. To consider and vote on a proposal to approve the adoption of the 1996 Omnibus Incentive Plan;

     6. To consider and vote on a proposal to approve the adoption of the 1996 Non-Employee Stock Option Plan;

     7. To consider and vote on a proposal to amend the Company's 1989 Incentive Stock Option Plan so as to increase the number of shares reserved for the grant of options thereunder from 1,500,000 to 2,500,000; and

     8. To transact such other business as may properly come before the meeting, or any adjournments thereof.

     Information with respect to the above is set forth in the Proxy Statement which accompanies this Notice. Only holders of the Company's Common Stock and 7-1/2% Cumulative Convertible Preferred Stock ("Preferred Stock") of record at the close of business on May 29, 1996 (the "Record Date") are entitled to notice of the Meeting. Holders of shares of Common Stock as of the Record Date are entitled to vote on all proposals submitted to a vote at the Meeting. Under the Delaware General Corporation Law and the Company's Certificate of Incorporation, as amended, holders of shares of Preferred Stock are entitled to vote as a class only on proposal 4 and are not entitled to vote on any of the other proposals submitted to a vote of the shareholders at the Meeting.

     We hope that all of our shareholders who can conveniently do so will attend the Meeting. Shareholders who do not expect to be able to attend the Meeting are requested to mark, date and sign the enclosed proxy and return the same in the enclosed addressed envelope which requires no postage and is intended for your convenience.


                              Linda Esley, Secretary


Dated:  June 24, 1996

                           GOTHIC ENERGY CORPORATION


                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS


     The enclosed proxy is solicited by the Board of Directors of Gothic Energy Corporation, a Delaware corporation (the "Company"), from the holders of shares of Common Stock, $.01 par value ("Common Stock") and 7-1/2% Cumulative Convertible Preferred Stock, $.05 par value ("Preferred Stock"), to be voted at the Annual Meeting of Shareholders (the "Meeting") to be held at the offices of the Company at 5727 South Lewis Avenue, Suite 700, Tulsa, Oklahoma 74105, on Tuesday, July 23, 1996, at 10:00AM, and at any adjournments thereof.

     The only business which the Board of Directors intends to present or knows that others will present at the Meeting is (i) the election of five (5) Directors of the Company to hold office until the next Annual Meeting of Shareholders in 1997 and until their successors have been elected and qualified;
(ii) to consider and vote on a proposal to reincorporate the Company as an Oklahoma corporation by merger of the Company into a newly-formed wholly-owned subsidiary of the Company incorporation in Oklahoma; (iii) subject to approval of the preceding proposal, to consider and vote on a proposal to increase the number of shares of Common Stock authorized from 30,000,000 to 100,000,000; (iv) to consider and vote on a proposal to increase the number of shares of Preferred Stock authorized from 500,000 to 2,500,000; (v) to consider and vote on a proposal to approve the adoption of the 1996 Omnibus Incentive Plan; (vi) to consider and vote on a proposal to approve the adoption of the 1996 Non-Employee Stock Option Plan; (vii) to consider and vote on a proposal to amend the Company's 1989 Incentive Stock Option Plan so as to increase the number of shares reserved for the grant of options thereunder from 1,500,000 to 2,500,000 shares; and (viii) to transact such other business as may properly come before the meeting or any adjournments thereof. Management does not know of any other business to be brought before the Meeting but it is intended that as to any other business, a vote may be cast pursuant to the proxy in accordance with the judgment of the person or persons acting thereunder. If proxies in the enclosed form are properly executed and returned, the Common Stock and Preferred Stock represented thereby will be voted at the Meeting in accordance with the shareholder's direction. Unless otherwise specified, proxies in the enclosed form will be voted for the election of five (5) Directors, for the proposal to reincorporate the Company as an Oklahoma corporation, for the proposal to increase the number of shares of Common Stock authorized, for the proposal to increase the number of shares of Preferred Stock authorized, for the proposal to approve adoption of the 1996 Omnibus Incentive Plan, for the proposal to approve adoption of the 1996 Non-Employee Stock Option Plan, and for the proposal to increase the number of shares reserved for grant under the 1989 Incentive Stock Option Plan. Any shareholder giving a proxy has the power to revoke it at any time before the proxy is voted by revoking it in writing, by executing a later dated proxy or appearing at the Meeting and voting in person. Any writing revoking a proxy should be addressed to Linda Esley, Secretary of the Company, at the address set forth below.

     The Directors to be elected at the Meeting will be elected by a plurality of the votes cast by the holders of Common Stock present in person or by proxy and entitled to vote. With regard to the election of Directors, votes may be cast for or withheld from each nominee. Votes that are withheld will have no effect on the outcome of the election because Directors will be elected by a plurality of votes cast.

     Abstentions may be specified on all proposals submitted to a shareowner vote other than the election of Directors. Abstentions will be counted as present for purposes of determining the existence of a quorum regarding the proposal on which the abstention is noted. Thus, abstentions on any of the Company's proposals will have the effect of a vote against such proposal.

     Under the rules of the New York Stock Exchange, brokers who hold shares in street name have the authority to vote on certain routine matters on which they have not received instructions from beneficial owners. Brokers holding shares of the Company's Common Stock in street name who do not receive instructions are entitled to vote on the election of Directors. However, brokers may not vote shares held for customers on any of the other proposals without specific instructions from such customers. Under applicable Delaware law, "broker non-votes" on any such proposal (where a broker submits a proxy but does not have authority to vote a customer's shares on such proposal) will be considered not entitled to vote on that proposal and thus will not be counted in determining whether such proposal receives either a majority of the outstanding shares or a majority of the shares of the Company's Common Stock present and entitled to vote at the Meeting. Therefore, broker non-votes with respect to Proposals 2, 3 and 4, which require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock for approval, will have the effect of a vote against the proposals, and broker non-votes with respect to Proposals 5, 6 and 7, which require the affirmative vote of the holders of a majority of the shares of Common Stock present and voting at the Meeting, will have no effect on the outcome of such proposals, although broker non-votes are counted in determining the existence of a quorum at the Meeting.

     Only holders of record of Common Stock and Preferred Stock as of the close of business on May 29, 1996 are entitled to vote at the Meeting or any adjournments thereof. On such date, the Company had outstanding voting securities consisting of 12,369,991 shares of Common Stock, each of which shares is entitled to one (1) vote on all proposals submitted to a vote of shareholders at the Meeting. In addition, on such date the Company had outstanding 5,540 shares of Preferred Stock, $.05 par value. Under the terms of the Company's Certificate of Incorporation, as amended, the holders of Preferred Stock have no voting rights except as required by the General Corporation Law of Delaware. Under the General Corporation Law of Delaware the holders of Preferred Stock are entitled to vote only on the proposal to amend the Company's Certificate of Incorporation to increase the number of Preferred Shares authorized from 500,000 to 2,500,000 with each of such shares entitled to one (1) vote, voting as a class on the amendment.

     The Company's principal executive office address is Gothic Energy Corporation, 5727 South Lewis Avenue, Suite 700, Tulsa, Oklahoma 74105, and its telephone number is (918) 749-5666. This Proxy Statement and the enclosed Form of Proxy will be mailed to the Company's shareholders on or about June 24, 1996.


1.   ELECTION OF DIRECTORS

     At the Meeting, it is proposed to elect five (5) Directors to hold office until the next Annual Meeting of Shareholders in 1997 and until their respective successors are elected and qualified. It is intended that, unless otherwise indicated, the shares of Common Stock represented by proxies solicited by the Board of Directors will be voted for the election as Directors of the five nominees hereinafter named. If, for any reason, any of said nominees shall become unavailable for election, which is not now anticipated, the proxies will be voted for the other nominees and may be voted for a substitute nominee designated by the Board of Directors. Each nominee has indicated that he is willing and able to serve as a Director if elected, and, accordingly, the Board of Directors does not have in mind any substitute.

     The nominees as Director and their age are as follows:

          Name                 Age
          -------------------  ---
          John J. Fleming       55
          Michael K. Paulk      47
          John L. Rainwater     47
          Morton A. Cohen       60
          Brian E. Bayley       43

     John J. Fleming:  Mr. Fleming was elected a Director of the Company in
     ---------------
October 1994. Mr. Fleming is currently Chairman, President and Chief Executive Officer of Profco Resources, Ltd., which engages in oil and gas exploration. From 1992 through December 1995, Mr. Fleming was Chairman and chief executive officer of Excel Energy, Inc., engaged in oil and gas exploration. Prior thereto, commencing in 1989 he was Chairman and chief executive officer of Trical Resources, Inc. and its successor Voyager Energy, Inc. Mr. Fleming was Chairman of the Board of American Natural Energy Corporation ("ANEC") from August 1993 to July 1994. He has been involved in the oil and gas industry as president, chairman or chief executive officer of a number of corporations for more than the past fifteen years. Mr. Fleming is also a Director of Imco Recycling Inc., Newfoundland Capital Corporation, Canadian Helicopters Limited and Epoch Capital Corporation.

     Michael K. Paulk:  Mr. Paulk was elected President and Director of the
     ----------------
Company in October 1994. Mr. Paulk has been engaged in the oil and gas industry for more than fifteen years. He was President of ANEC from its inception in 1985 until his resignation in September 1994 after its acquisition by Alexander Energy Corporation in July 1994.

     John L. Rainwater:  Mr. Rainwater was elected Vice President of Corporate
     -----------------
Development in October 1994 and a Director of the Company in April 1995. From June 1992 until he joined the Company in October 1994, Mr. Rainwater was an independent petroleum consultant. From January 1990 through June 1992, Mr. Rainwater was the President of Eberle, Rainwater & Associates, a financial management corporation specializing in mergers and acquisitions and funding activities. Mr. Rainwater resigned as President of the firm in June 1992 and it commenced a proceeding in March 1993 under the Federal Bankruptcy laws.

     Morton A. Cohen:  Mr. Cohen was elected a Director of the Company in
     ---------------
October 1995. Mr. Cohen has been, for more than ten years, the President and Chairman of Clarion Capital Corporation, a small business investment company. Mr. Cohen is a Director of Zemec Corporation, Abaxis, Inc., Montek Technologies, Inc., and Cohesant Technologies, Inc.

     Brian E. Bayley:  Mr. Bayley was elected a Director of the Company in
     ---------------
February 1996. He has been President of Quest Capital Corporation ("Quest") (formerly known as Noramco Mining Corporation) since October 1990 and for the four years prior thereto was its Vice-President of Corporate Administration. Mr. Bayley is a Director of a number of other corporations, none of which are reporting companies under the Securities Exchange Act of 1934, as amended.

DIRECTOR AND OFFICER SECURITIES REPORTS

     The Federal securities laws require the Company's Directors and executive officers, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of any equity securities of the Company. Copies of such reports are required to be furnished to the Company. To the Company's knowledge, based solely on a review of the copies of such reports and other information furnished to the Company, all persons subject to these reporting requirements filed the required reports on a timely basis with respect to the Company's year ended December 31, 1995, except as follows: each of Messrs. Paulk and Rainwater did not timely file one Form 4 Report relating to one transaction in the Company's securities.


EXECUTIVE COMPENSATION

     The following table sets forth the compensation paid during the Company's three fiscal years ended December 31, 1995, 1994 and 1993 to each of the chief executive officers of the Company who served during those years. No other executive officer of the Company received compensation exceeding $100,000 in any of those years.


                           SUMMARY COMPENSATION TABLE


                                                                             Long-Term
                                                                            Compensation
                                                          Other Annual         Awards        All Other
Principal Position             Year(1) Salary($) Bonus($) Compensation($)    Option(#)    Compensation($)
- --------------------           ------  --------  -------  --------------    ----------    --------------

Michael K. Paulk               1995     $96,000      -0-        -0-             -0-            -0-
                               1994     $16,000      -0-        -0-           250,000          -0-

Sue Doty-Lloyd(1)              1994     $63,300      -0-        -0-            10,000          -0-
                               1993     $73,400   $ 6,500      $500             -0-            -0-

_____________________
(1) Ms. Doty-Lloyd resigned on October 31, 1994

STOCK OPTION HOLDINGS

     The following table provides information with respect to the named executive officer regarding Company options held at the end of the Company's year ended December 31, 1995 (such officer did not exercise any option during the most recent fiscal year).


                       Aggregate Option Exercises in 1995
                     and Option Values at December 31, 1995
- -------------------------------------------------------------------------------
                                                   Value of Unexercised
                   Number of Unexercised               In-the-Money
                 Options at Dec. 31, 1995(#)   Options at Dec. 31, 1995($)(1)
                 ---------------------------   --------------------------------
   Name          Exercisable   Unexercisable   Exercisable      Unexercisable
   ----          -----------   -------------   -----------      -------------

Michael K. Paulk   125,000        125,000           -0-             -0-

- ------------------------
(1) Based on the average bid and asked prices on December 31, 1995.
(2) Exercisable at $2.50 per share.

     No options were granted, exercised or value realized in 1995 by the named executive officer.


EMPLOYMENT AGREEMENTS

     The Company has entered into employment agreements expiring December 31, 1999 with each of Michael K. Paulk and John L. Rainwater pursuant to which they are employed as the President and Vice-President of Corporate Development, respectively, of the Company. Messrs. Paulk and Rainwater receive base salaries of $96,000 per year, plus such additional amounts as may be determined from time to time by the Company's Board of Directors. In addition, commencing in 1995, such persons are to receive a cash bonus as may be determined by the Company's Board of Directors. Messrs. Paulk and Rainwater are also entitled to participate in such incentive compensation and benefit programs as the Company makes available. The Company has the right to terminate the employment agreements at any time upon 45 days notice and, unless the agreement has been terminated for cause, as defined, the Company is obligated to pay such persons the sum of $200,000 together with any sums unpaid under the terms of the employment agreements and continue such persons' medical insurance in effect for a period of one year after such termination. In the event of a change in control, as defined, of the Company, Messrs. Paulk and Rainwater each have the right to terminate their employment agreements with the Company within 60 days thereafter and the Company is obligated to pay to each of such persons the same sums and other benefits described above as if such agreements had been terminated by the Company without cause. The agreements also contain certain provisions restricting such persons from engaging in business activities in competition with the Company.


DIRECTORS COMPENSATION

     Directors of the Company do not receive any compensation for serving in that capacity; however, they are reimbursed for their out-of-pocket expenses in attending meetings.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On November 16, 1994, Quest purchased from the Company 435,666 shares of the Company's Common Stock for an aggregate purchase price of $500,000, or approximately $1.15 per share. At that time, Quest agreed in principle to sell at its per share purchase price to each of Messrs. Paulk and Rainwater 108,916 of such shares. Such shares were sold by Quest and purchased by Messrs, Paulk and Rainwater on February 3, 1995. The closing sale prices of the Company's Common Stock on November 16, 1994 and February 3, 1995 were $3.64 and $3.26, respectively.

     The Company incurred consulting fees to Quest of $242,500 at December 31, 1994, of which $222,500 was paid through December 31, 1995, relating to the identification of potential property acquisitions and reorganizing the Company's operations. Such fees were determined on the basis of negotiations between the parties and there is no existing agreement relating to the payment of such fees in the future.

     Pursuant to a Loan Agreement dated March 21, 1995, the Company issued to Quest 100,000 shares of its Common Stock. The shares were issued as partial consideration for a loan of $1,850,000 made by Quest to the Company to fund payment of the purchase price for an option entered into in March 1995 to purchase Buttonwood Energy Corporation. The loan of Quest to the Company bore interest at 1% per month and was secured by a mortgage on the properties acquired from The Egolf Company and certain affiliated entities on January 19, 1995 (the "Egolf Acquisition"). The Loan Agreement provided that if the indebtedness was not repaid in full on or before June 30, 1995, on the first day of each of the months of July 1 through October 1, 1995, the Company was to issue to Quest an additional 25,000 shares of Common Stock and, so long thereafter as the loan remained unpaid, on the first day of each month thereafter the Company was to issue to Quest 40,000 shares of Common Stock. The loan was repaid on January 30, 1996 and from March 21, 1995 through January 1, 1996 the Company issued to Quest pursuant to this agreement an aggregate of 320,000 shares of its Common Stock. In addition, so long as the Company continues to own the properties acquired in the Egolf Acquisition, Quest is to receive a sum equal to 10% of the net profits from revenues generated from the sale of minerals on the properties acquired in the Egolf Acquisition, as well as 10% of the proceeds from any sale of such properties. As additional consideration in connection with the loan, on April 17, 1995, the Company issued to Quest common stock purchase warrants to purchase an aggregate of 300,000 shares of Common Stock exercisable at $1.00 per share.

     On January 30, 1996, Quest exchanged $1,290,000 principal amount of the loan from Quest for 1,290 shares of the Company's 7-1/2% Cumulative Convertible Preferred Stock. After reflecting the exchange of $1,290,000 principal amount for 1,290 shares of 7-1/2% Cumulative Convertible Preferred Stock, the remaining $560,000 of principal and accrued interest of $173,000 on the loan and other obligations aggregating $92,000 owing to Quest under its agreement to receive 10% of the net profits from revenues generated from the sale of minerals on the properties acquired in the Egolf Acquisition and for reimbursement of legal fees was replaced with a Subordinated Note in the principal amount of $825,000 bearing interest at 7-1/2% per annum, due, together with all accrued interest thereon, ten years from its date of issuance. The $825,000 note was prepaid on March 13, 1996.

     On November 14, 1995, each of Quest and Epoch Capital Corporation purchased the Company's secured notes in the principal amount of $333,333 and common stock purchase warrants to purchase 83,333 shares of the Company's Common Stock at an exercise price of $2.40 per share. A third person not otherwise affiliated with the Company also purchased $333,333 principal amount of such notes and warrants to purchase 83,333 shares of Common Stock. The proceeds were used by the Company to fund the payment of $1,000,000 of the purchase price for a second option entered into in September 1995 to acquire Buttonwood Energy Corporation concurrently with the termination of the option entered into in March 1995. The notes were repaid on January 30, 1996 and bore interest at 1% per month, compounded monthly.

     In connection with the acquisition on May 31, 1995 from Johnson Ranch Partners and an affiliated entity of certain oil and gas assets (the "Johnson Ranch Acquisition"), the Company entered into a Loan Agreement with Stratum Group, L.L.C. ("Stratum") pursuant to which the Company was able to borrow up to $8,131,500, of which $6,622,815 was outstanding at December 31, 1995. As partial consideration for making the loan, the Company issued to Stratum five year common stock purchase warrants to purchase an aggregate of 1,000,000 shares of the Company's Common Stock exercisable, with respect to 500,000 shares, at $3.50 per share and, as to the remaining 500,000 shares, at $4.00 per share. The shares issuable on exercise of the warrants have certain demand and "piggyback" registration rights under the Securities Act. The Company also conveyed to Stratum an overriding royalty interest of 7% in the properties acquired in the Johnson Ranch Acquisition. Through December 31, 1995, Stratum was paid $101,131 pursuant to this royalty interest. The borrowing from Stratum was repaid in full on January 30, 1996.
On May 15, 1996 the Company completed the acquisition of Stratum's 7% overriding royalty interest for a purchase price of $800,000 and a reduction of the exercise price on Stratum's 1,000,000 Common Stock Purchase Warrants to $3.25 per share.

     Concurrently with entering into the Stratum Loan Agreement, the Company entered into an Oil Purchase and Sale Agreement with Stratum whereby Stratum was obligated to purchase and the Company was obligated to sell, over the five years ending June 30, 2000, certain minimum monthly quantities of crude oil produced from the properties acquired. The purchase price for the minimum amounts of crude oil purchased was fixed at $17.16 per barrel, based on the market price at the time with adjustments for a location differential and transaction cost. Through December 31, 1995, Stratum purchased 46,998 barrels of oil at $17.16 per barrel for a total price of $806,486. The Company also entered into an agreement with Stratum pursuant to which the Company was obligated to pay to Stratum monthly during the five years ending June 30, 2000, the amount by which the market price prevailing on the date of computation for specified quantities of natural gas ranging from 22,167MmBtu to 32,614MmBtu per month exceeds $1.875 per MmBtu, and Stratum was obligated to pay to the Company the amount by which such price specified for the quantities of natural gas is less than $1.875 per MmBtu. During the period June 1, 1995 through December 31, 1995, the Company paid to Stratum pursuant to the foregoing arrangements the aggregate sum of $850,379, of which $495,256 was applied to repayment of principal and $355,123 was applied to the payment of interest. Effective January 30, 1996, the Oil Purchase and Sale Agreement with Stratum was amended to delete the obligations of Stratum and the Company to purchase and sell oil and the agreement relating to natural gas was cancelled. Stratum continues to purchase oil from the Company at prevailing market prices.

     Also, as partial consideration for the assets acquired in the Johnson Ranch Acquisition, the Company issued 1,000,000 shares of its Common Stock to the seller which shares were subsequently transferred to Merrill Lynch Capital Corporation ("Merrill Lynch"). A subsidiary of Merrill Lynch is the general partner of the limited partnership which sold the properties to the Company in the Johnson

Ranch Acquisition. As part of the acquisition agreement, the Company agreed to register at its expense the 1,000,000 shares under the Securities Act in any registration statement filed by the Company and in any event agreed to register the shares prior to January 1, 1996. Pursuant to an agreement dated October 18, 1995, the Company and Merrill Lynch entered into an agreement whereby Merrill Lynch, in consideration for agreeing to refrain from having the 1,000,000 shares included in the registration statement relating to a public offering of the Company's securities completed on January 30, 1996 and to not selling the shares publicly for a period of 13 months from January 24, 1996, was granted the right to require the Company to file at the Company's expense a registration statement under the Securities Act at the expiration of the 13-month period.

     On November 30, 1994, the Company sold the outstanding stock of its wholly owned subsidiary, Pike County Dispatch, Inc., to Ms. Sue Doty-Lloyd, who was then an officer and Director of the Company, for a purchase price of $400,000, of which $50,000 was paid on November 30, 1994, $50,000 was paid on January 31, 1995, and $75,000 was to be paid on March 31, 1995 with the balance, represented by Ms. Doty-Lloyd's promissory note due in three installments of $75,000, plus accrued interest, on each of January 15, 1996, 1997 and 1998. The $75,000 due on March 31, 1995 was paid in installments with the last payment made on January 2, 1996. The remaining $225,000 of principal on the note was prepaid in full with a discount of $112,500 in January 1996. Ms. Doty-Lloyd purchased all of the 253 shares of capital stock outstanding from the Company. The Company believes that the terms of the sale of Pike County Dispatch, Inc. to Ms. Doty-Lloyd were as favorable to the Company as could have been obtained from a non-affiliated purchaser.

     Management of the Company believes, based on negotiations that occurred at the time, that the foregoing transactions were no less favorable to the Company than could have been obtained at the time and under the circumstances from non-affiliated persons. All future and on-going transactions between the Company and its officers, Directors and principal stockholders or affiliates will be on terms no less favorable to the Company than may be obtained from unaffiliated third parties, and any such transactions will be approved by a majority of the disinterested Directors of the Company.


2.   REINCORPORATION IN OKLAHOMA

     The Board has unanimously approved the plan of reorganization (the "Reincorporation") pursuant to which the Company's state of incorporation will be changed from Delaware to Oklahoma. The reason for the Reincorporation from Delaware to Oklahoma is the elimination of franchise taxes imposed by Delaware on corporations organized under its laws. Under Delaware law, a franchise tax is imposed on corporations based on their authorized shares and assets. Oklahoma does not impose this type of tax or any similar tax. The State of Oklahoma imposes a tax based upon the assets and revenues of the taxpayer within the State. During the year ended December 31, 1995, the Company paid a tax of $110 to the State of Oklahoma. On the basis of the Company's assets within the State of Oklahoma as of May 31, 1996, such tax for the year ended December 31, 1996 is estimated to be approximately $9,500.

     For the year ended December 31, 1995, the Company paid a franchise tax to the State of Delaware in the amount of $12,400. Assuming the shareholders approve the increase in the number of shares of Preferred Stock authorized, the Company estimates its franchise tax payable to the State of Delaware for the year ended December 31, 1996 will be approximately $18,400. As is set forth in Proposal 3, the Company's Board of Directors believes it to be in the Company's best interest that its Certificate of Incorporation be amended to increase the number of shares of Common Stock authorized to 100,000,000 shares from 30,000,000. Proposal 3 will be withdrawn from shareholder vote if the reincorporation of the Company in Oklahoma set forth in Proposal 2 is not approved by shareholders because of its impact on the franchise tax that would be payable to the State of Delaware if the Company remained incorporated in Delaware and had 100,000,000 shares of Common Stock authorized. Under such circumstances, reflecting both the proposed increase in the number of shares of Preferred Stock authorized and the number of shares of Common Stock authorized the estimated franchise tax payable to the State of Delaware for the year ended December 31, 1996 would be $58,000.

     The Board of Directors has unanimously approved the Reincorporation subject to shareholder approval.


GENERAL

     If the shareholders approve the Reincorporation, the Company will form a wholly-owned Oklahoma subsidiary, named Gothic Reorg Sub, Inc. or other substantially similar name (the "Oklahoma Sub"). The Company will then be merged into the Oklahoma Sub and the Oklahoma Sub will succeed to all of the Company's business activities. Each outstanding share of Common Stock and Preferred Stock of the Company will be converted into one share of Common Stock and Preferred Stock, respectively, of the Oklahoma Sub and will not result in any change in the number of shares owned or percentage of ownership of the Company. As a result, the existing shareholders of the Company will become shareholders of the Oklahoma Sub and the Company will cease to exist. All outstanding options, warrants and convertible securities of the Company will represent the right to acquire shares of the Oklahoma Sub. The Reincorporation will not result in any change in the business, management, assets, liabilities or net worth of the Company. The Company will continue to maintain its executive offices at the same location in Tulsa, Oklahoma it currently occupies. A copy of the Agreement and Plan of Merger (the "Plan of Merger"), which is summarized herein, can be obtained on request addressed to the Secretary of the Company.

     The Company is incorporated in the State of Delaware and the Oklahoma Sub will be incorporated in the State of Oklahoma. Copies of the Articles of Incorporation (the "Oklahoma Sub Articles") as intended to be filed and the By-Laws (the "Oklahoma Sub By-Laws") as proposed to be adopted by the Oklahoma Sub can be obtained on request addressed to the Secretary of the Company.

     Stock certificates of the Company will be deemed to represent the same number of shares of Oklahoma Sub Common Stock as were represented by the certificates for Company Common Stock prior to the Reincorporation. IT WILL NOT BE NECESSARY FOR STOCKHOLDERS TO EXCHANGE THEIR COMPANY STOCK CERTIFICATES FOR OKLAHOMA SUB STOCK CERTIFICATES, ALTHOUGH STOCKHOLDERS MAY EXCHANGE THEIR CERTIFICATES IF THEY WISH. Following the Reincorporation, previously outstanding Company stock certificates will constitute "good delivery" in connection with sales through a broker, or otherwise, of Oklahoma Sub Common Stock. Shares of the Oklahoma Sub Common Stock will be traded on the Nasdaq SmallCap Market under the symbol GOTH. Upon completion of the Reincorporation, until the adoption of proposals 3 and 4 herein, the number of authorized shares of the Oklahoma Sub will consist of 30,000,000 shares of Common Stock ($0.01 par value) and 500,000 shares of Preferred Stock ($0.05 par value).

     If approved by the stockholders, it is anticipated that the Reincorporation will be effected as soon after such approval as is practicable. The Plan of Merger provides that the Reincorporation may be abandoned by the Board after approval by the stockholders and prior to the effective time of the Reincorporation. However, the Board presently intends to proceed with the Reincorporation following stockholder approval.

     Since the purpose of the Reincorporation is solely to minimize the Company's potential tax liability, the proposed Oklahoma Sub Articles and Oklahoma Sub By-Laws as proposed to be filed and adopted will contain provisions substantially identical to the ones governing the Company in Delaware. The Board has concluded that the cost savings of the Reincorporation and the similarities between Delaware and Oklahoma corporate law make the Reincorporation advantageous to the Company's stockholders.


DIFFERENCES BETWEEN DELAWARE AND OKLAHOMA LAWS AFFECTING CORPORATIONS

     Approval of the Reincorporation will effect a change in the legal domicile of the Company from Delaware to Oklahoma and thereby it will be subject to the corporation laws of the State of Oklahoma and not of the State of Delaware. The Oklahoma General Corporation Act (the "Oklahoma Act") is substantially identical, with certain principal exceptions hereinafter discussed, to the Delaware General Corporation Law (the "Delaware Law"). As a result of there being many Delaware corporations, there is a larger body of case law defining the Delaware Law than the Oklahoma Act. However, the Company believes that since the two laws are substantially identical and the likelihood that interpretations of the Delaware Law by Delaware courts would be persuasive on Oklahoma courts in interpreting the Oklahoma Act, the advantages of incorporation in Oklahoma, particularly those relating to lower franchise taxes, outweigh any advantages of Delaware Law. The Delaware Law and the Oklahoma Act are virtually identical as to matters relating to limitations on personal liability of Directors, voting requirements for shareholder approval, rights to examining shareholder lists and other corporate records, funds available for the payment of dividends, rights and procedures to engage in related party transactions, and indemnification provisions. There can be no assurance, however, that the Courts of the respective states will interpret identical language in the same way.

     Certain principal differences between the Delaware Law and the Oklahoma Act are as follows:

     Anti-Takeover Statute.  The Oklahoma Act.  The Company, following the
     ---------------------
Reorganization will be subject to Sections 1145 through 1155 of the Oklahoma Act (the "anti-takeover provisions"). In general, shares ("interested shares") of voting stock acquired (within the meaning of a "control share acquisition" under the anti-takeover provisions) become non-voting stock for a period of three (3) years following such control share acquisition, unless a majority of the holders of non-interested shares approve a resolution reinstating the interested shares with the same voting rights that such shares had before such interested shares became control shares. Any person ("acquiring person") who proposes to make a control share acquisition may, at the person's election, and any acquiring person who has made a control share acquisition is required to deliver an acquiring person statement to the corporation at its principal office setting forth (i) the identity of the acquiring person, (ii) the number of shares owned, directly or indirectly, the acquisition date and price at which the shares were or are to be acquired, (iii) the voting power the acquiring person would be entitled but for the anti-takeover provisions, (iv) the form of resolution to be considered by the shareholders to approve reinstatement of voting rights with respect to the shares acquired, and (v) in the event the control share acquisition has not been consummated, a description in reasonable detail of the terms of the proposed control share acquisition and representations, together with a statement in reasonable detail of the facts upon which they are based, that the proposed control share acquisition, if consummated, will not be contrary to law, and that the acquiring person has the financial capacity to make the proposed control share acquisition. The corporation is required to present to the next annual meeting of the shareholders the reinstatement of voting rights with respect to the control shares that resulted in the control share acquisition, unless the acquiring person requests a special meeting of shareholders for such purpose and undertakes to pay the costs and expenses of such special meeting within ten (10) days thereafter. In the event voting rights of control shares acquired in a control share acquisition are reinstated in full and the acquiring person has acquired control shares with a majority or more of all voting power, all shareholders of the corporation have dissenters' rights entitling them to receive the fair value of their shares which will not be less than the highest price paid per share by the acquiring person in the control share acquisition.

     Within the meaning of the anti-takeover provisions, "control share acquisition" means the acquisition by any person (including persons acting as a group) of ownership of, or the power to direct the exercise of voting power with respect to, control shares (generally shares having more than twenty percent (20%) of all voting power in the election of directors of a publicly held corporation), other than an acquisition (and then only if made in good faith and not for the purpose of circumventing the anti-takeover provisions) (i) pursuant to the laws of descent and distribution, (ii) pursuant to the satisfaction of a pledge or other security interest, (iii) pursuant to an agreement of merger, consolidation, or share acquisition to which the corporation is a party and is effected in compliance with certain Sections of the Oklahoma General Corporation Act, (iv) by a donee receiving the shares pursuant to an inter vivos gift, (v) by a person of additional shares within the range of voting power for which such person has received approval pursuant to a resolution by the majority of the holders of non-interested shares, (vi) an increase in voting power resulting from any action taken by the corporation, provided the person whose voting power is thereby affected is not an affiliate of the corporation (vii) pursuant to proxy solicitation under and in accordance with the Securities Exchange Act of 1934 or the laws of Oklahoma, (viii) pursuant to transfer between or among immediate family members, or between or among persons under direct common control, or (ix) from any person whose previous acquisition of shares did not constitute a control share acquisition, provided the acquisition does not result in the acquiring person holding voting power within a higher range of voting power than that of the person from whom the control shares were acquired.

     Delaware Law. The Delaware law contains no provision similar to the Oklahoma anti-takeover provisions.

     Restrictions on Business Combinations with Interested Stockholders.
     ------------------------------------------------------------------
Delaware Law. The Company is subject to Section 203 of the Delaware Law ("Section 203"). Under Section 203, certain transactions and business combinations between a corporation and an "interested stockholder" owning fifteen percent (15%) or more of the corporation's outstanding voting stock are restricted for a period of three (3) years from the date the stockholder becomes an interested stockholder. Generally, Section 203 prohibits significant business transactions such as a merger with, disposition of assets to, or receipt of disproportionate financial benefits by, the interested stockholder, or any other transaction that would increase the interested stockholder's proportionate ownership of any class or series of the Company's capital stock unless: (i) the transaction resulting in a person's becoming an interested stockholder, or the business combination, has been approved by the Board of Directors before the person becomes an interested stockholder, (ii) the interested stockholder acquires eighty-five percent (85%) or more of the outstanding voting stock of the Company in the same transaction that makes it an interested stockholder, or (iii) on or after the date the person becomes an interested stockholder, the business combination is approved by the Board of Directors and by the holders of at least two-thirds (2/3) of the Company's outstanding voting stock at an annual or special meeting, excluding shares owned by the interested stockholder.

     Oklahoma Act. The Oklahoma Act, in Section 1090.3 thereof contains provisions substantially identical to Section 203 of the Delaware Law. Such differences as exist are not believed to be material to shareholders of the Company.

     Written Shareholder Consents.  The Oklahoma Act contains provisions which
     ----------------------------
require publicly-held corporations to obtain unanimous approval for any actions taken by written shareholder consent. This unanimous consent requirement is intended to effectively preclude action by written shareholder consent and to require any shareholder vote to be taken at a meeting only after proper notice and appropriate disclosure. Since the Delaware Law allows actions to be taken by written consent by the holders of shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, this will represent a change to the Company's shareholders after the Reincorporation.

     Comparison of Appraisal Rights.  Both the Delaware Law and the Oklahoma Act
     ------------------------------
grant to shareholders appraisal rights to dissent to certain merger and similar transactions that are substantially identical with the following exception. Under Section 1090.1 of the Oklahoma Act, one or more corporations may acquire all or part of the outstanding shares of one or more other corporations if the Board of Directors of each corporation adopts and its shareholders approve the agreement of acquisition. Section 1090.1 requires fulfillment of various procedural and other conditions. The Delaware Law does not contain a similar provision. Under the Oklahoma Act, appraisal rights are granted with respect to such transactions. A similar provision not being present in Delaware Law, the Delaware Law does not grant such appraisal rights.


NO APPRAISAL RIGHTS

     Under applicable provisions of the Delaware Law, there are no dissenting shareholder appraisal rights available in connection with the Reincorporation.


VOTE REQUIRED

     Pursuant to Delaware Law, the affirmative vote of the holders of a majority of the outstanding shares of the Company's Common Stock is required for the approval of the Reincorporation.


FEDERAL INCOME TAX CONSEQUENCES

     The Reincorporation provided for in the Plan of Merger is intended to be a tax-free reorganization under the Internal Revenue Code of 1986. Accordingly, no gain or loss will be recognized by the Company's stockholders as a result of the consummation of the Reincorporation, and no gain or loss will be recognized by the Company. Each former holder of Company Common Stock and Preferred Stock will have the same basis in Oklahoma Sub Common Stock and Preferred Stock received pursuant to the Reincorporation as such holder had in the Company's Common Stock and Preferred Stock prior to the Reincorporation. Each stockholder's holding period with respect to the Oklahoma Sub Common Stock and Preferred Stock will include the period during which such holder held the corresponding Company Common Stock and Preferred Stock, provided the latter was held as a capital asset at the time of consummation of the Reincorporation. The Company has not obtained a ruling from the Internal Revenue Service with respect to the tax consequences of the Reincorporation.

     The foregoing is a summary of the federal tax consequences. Stockholders should consult their own tax advisers regrading the tax consequences of the Reincorporation under the laws of any state or other jurisdiction.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF THE MERGER OF THE COMPANY INTO THE OKLAHOMA SUB FOR THE PURPOSE OF REINCORPORATING THE COMPANY IN THE STATE OF OKLAHOMA.


3. PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED

     The Company is presently authorized to issue up to 30,000,000 shares of Common Stock, $.01 par value. On May 29, 1996, 12,369,991 shares of Common Stock were outstanding, 15,212,500 shares of Common Stock were reserved for issuance in connection with outstanding warrants, options, convertible securities, and employee benefit plans and other purposes. Thus, as of such date, 2,412,509 shares of Common Stock remain unreserved and available for future issuance.

     The Board of Directors has approved, and, subject to shareholder approval of the Reorganization, is recommending to the shareholders for approval at the Meeting, an increase in the number of shares of Common Stock that the Company is authorized to issue to 100,000,000. This will be effectuated by providing in Article Fourth of the Articles of Incorporation of Oklahoma Sub authorization for the issuance of 100,000,000 shares of Common Stock. If the Reorganization is not approved by shareholders, the Board of Directors will withdraw from shareholder vote the proposal to increase the number of shares of Common Stock authorized. The Company does not propose to increase the number of shares of Common Stock authorized to 100,000,000 if the Reorganization is not approved because, since it will thereby remain a Delaware corporation, having such an authorized capital stock would result in the Company being required to pay a substantial franchise tax. If the Reorganization is approved by the Company's shareholders, the shareholders will vote on the proposal to increase the number of shares of Common Stock authorized for issuance from 30,000,000 to 100,000,000. If such proposal is not approved, Article Fourth of the Articles of Incorporation of the Oklahoma Sub when filed with the State of Oklahoma will authorize the issuance of 30,000,000 shares of Common Stock.

     The Board of Directors believes it is desirable to increase the authorized shares of Common Stock for future use for acquisitions, financings, stock dividends or other corporate purposes. The Board of Directors generally will have the power to issue such shares without shareholder approval. There are no present plans or proposals to issue any additional shares of Common Stock at this time. All newly authorized shares would have the same rights as the presently authorized shares, including the right to cast one vote per share and to participate in dividends when and to the extent declared and paid. Under the Company's Certificate of Incorporation, and the Articles of Incorporation of Oklahoma Sub, stockholders do not and will not have preemptive rights. Accordingly, the issuance of additional shares of Common Stock might dilute, under certain circumstances, the ownership interest and voting rights of existing shareholders.

     Article Fourth of the Articles of Incorporation of the Oklahoma Sub, as proposed to authorize the issuance of 100,000,000 shares, is attached to this Proxy Statement as Exhibit A.

     The Company is seeking to increase its oil and gas reserves, cash flow, and profitability by acquiring, operating and enhancing oil and gas properties. The Company anticipates that it may be desirable and advantageous to issue Common Stock or options or warrants to purchase Common Stock of the Company as part or all of the consideration in such transactions. In addition, the Company may seek to sell shares of Common Stock publicly or privately to raise additional capital to fund the purchase price for such acquisitions. Because the Company has relatively few shares authorized but unissued and not reserved for issuance, failure to approve this increase in its authorized shares of Common Stock would limit the Company's ability to issue shares of Common Stock or options or warrants to purchase its Common Stock for these purposes.

     The amendment of the Certificate of Incorporation to increase the number of shares of Common Stock authorized will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF THE PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED COMMON STOCK.

4. PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF PREFERRED STOCK AUTHORIZED. IF SUCH PROPOSAL IS ADOPTED, THE COMPANY'S BOARD OF DIRECTORS INTENDS TO PROMPTLY THEREAFTER EFFECTUATE A 100 FOR 1 SPLIT OF THE OUTSTANDING SHARES OF THE COMPANY'S 7-1/2% CUMULATIVE CONVERTIBLE PREFERRED STOCK.

     The Company is presently authorized to issue 500,000 shares of preferred stock, $.05 per value. On May 29, 1996, 5,540 shares of preferred stock were outstanding and no shares of preferred stock are reserved for issuance. Thus, as of such date, 494,460 shares of preferred stock remain unreserved and available for future issuance.

     The Board of Directors has approved, and is recommending to the shareholders for approval at the Meeting, the amendment of Article Fourth of the Company's Certificate of Incorporation and, if the Reorganization is adopted, the Articles of Incorporation of Oklahoma Sub, to increase the number of shares of preferred stock that the Company is authorized to issue to 2,500,000.

     Pursuant to the terms of the Purchase Agreement dated December 20, 1995, as amended, pursuant to which the Company issued on January 30, 1996 5,540 shares of Preferred Stock, the Company agreed to submit to its shareholders at its next annual or special meeting of shareholders a proposal to increase the number of shares of preferred stock authorized to not less than 629,000 shares and to promptly thereafter effectuate a 100 for 1 stock split of the outstanding shares of Preferred Stock. Accordingly, the Company is submitting to its shareholders for a vote at the Meeting this proposal to increase the number of shares of preferred stock authorized. If the proposal is approved, the Company's Board of Directors will promptly thereafter effectuate a 100 for 1 split of the outstanding shares of 7-1/2% Cumulative Convertible Preferred Stock.

     The Company is proposing to increase the number of shares of preferred stock authorized to 2,500,000, which exceeds the number of shares necessary to be authorized to effectuate the stock split pursuant to the December 20, 1995 Purchase Agreement. The Board of Directors believes it is desirable to increase the authorized shares of preferred stock to an amount in excess of that necessary to fulfill its agreement under the December 20, 1995 Purchase Agreement so as to be available for future use, for acquisitions, financings, share dividends or other corporate purposes. The Board of Directors generally will have the power to issue such shares without stockholder approval. Except for the proposed 100 for 1 stock split, there are no present plans or proposals to issue any additional shares of preferred stock at this time.

     Under the Certificate of Incorporation of the Company and the Articles of Incorporation of the Oklahoma Sub, shares of preferred stock may be issued from time to time in one or more series. The only series of preferred stock presently outstanding are the 5,540 shares of 7-1/2% Cumulative Convertible Preferred Stock issued on January 30, 1996. The Board of Directors, without further approval of the shareholders, is authorized to fix the rights and terms relating to dividends, conversion, voting, redemption, liquidation preferences, sinking funds and any other rights, preferences, privileges and restrictions applicable to each such series of preferred stock. The issuance of preferred stock, while providing flexibility in connection with possible financings, acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of Common Stock and, under certain circumstances, be used as a means of discouraging, delaying or preventing a change in control of the Company.

     The proposed 100-for-1 stock split of the 7-1/2% Cumulative Convertible Preferred Stock will not affect the substantive rights of the holders of those shares or, indirectly, the rights of the holders of shares of the Company's Common Stock. All of the substantive rights of Preferred Stock will be subject to adjustment for the stock split under the terms of the Preferred Stock as follows:

     Dividend Rights.  The holders of the 7-1/2% Cumulative Convertible
     ---------------
Preferred Stock are entitled to a dividend at the rate of 7-1/2% per annum. The dividend is based on the Liquidation Value of the 7-1/2% Cumulative Convertible Preferred Stock. The pre-split Liquidation Value of the 7-1/2% Cumulative Convertible Preferred Stock is $1,000 per share. However, the Liquidation Value is subject to adjustment as a consequence of the stock split and thereby the Liquidation Value will be reduced from $1,000 per share to $10 per share. Although a greater number of shares of 7-1/2% Cumulative Convertible Preferred Stock will be outstanding (554,000 rather than 5,540), the aggregate Liquidation Value will remain unchanged, which will result in no change in the dollar amount of the aggregate annual dividends paid on the 7-1/2% Cumulative Convertible Preferred Stock.

     Liquidation.  The amount which the holders of 7-1/2% Cumulative Convertible
     -----------
Preferred Stock are entitled to receive on dissolution of the Company is based on the Liquidation Value of the 7-1/2% Cumulative Convertible Preferred Stock. As is described above, the stock split will not result in any change in the aggregate Liquidation Value of the 7-1/2% Cumulative Convertible Preferred Stock by reason of the anti-dilution adjustment.

     Priority.  There will be no change in the priority of the 7-1/2% Cumulative
     --------
Convertible Preferred Stock and the increase in the number of shares outstanding will have no impact thereon.

     Redemption.  The redemption price paid for shares of 7-1/2% Cumulative
     ----------
Convertible Preferred Stock is based on their Liquidation Value and, as a consequence of the anti-dilution adjustment to the amount of the Liquidation Value as described above, there will be no change in the aggregate redemption payment as a result of the stock split.

     Voting Rights.  The holders of the 7-1/2% Cumulative Convertible Preferred
     -------------
Stock have no voting rights except as provided by Delaware law. Under circumstances where Delaware law would grant the holders of 7-1/2% Cumulative Convertible Preferred Stock voting rights, the shares will be voted as a separate class and not with the Common Stock and thereby the stock split will not affect the outcome of any voting.

     Conversion.  The number of shares of Common Stock issuable on conversion is
     ----------
based on dividing the Liquidation Value by the Conversion Price of the 7-1/2% Cumulative Convertible Preferred Stock then in effect. By reason of the anti-dilution adjustment to the Liquidation Value, the number of shares of Common Stock issued on conversion of each share of 7-1/2% Cumulative Convertible Preferred Stock will be reduced, however, there will be no reduction in the aggregate number of shares of Common Stock issued on conversion of all of the shares of 7-1/2% Cumulative Convertible Preferred Stock.

     None of the other terms and preferences of the 7-1/2% Cumulative Convertible Preferred Stock will be impacted by the stock split.

     Article Fourth of the Certificate of Incorporation, as proposed to be amended, is attached to this Proxy Statement as Exhibit B.

     The amendment of the Certificate of Incorporation to increase the number of shares of preferred stock authorized will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock and 7-1/2% Cumulative Convertible Preferred Stock, respectively, voting as separate classes.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF THE PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED CAPITAL STOCK.

5.   1996 OMNIBUS INCENTIVE PLAN

     On May 21, 1996, the Company's Board of Directors adopted, subject to shareholder approval, the 1996 Omnibus Incentive Plan (the "Omnibus Plan"). Shareholders are being asked to approve the Omnibus Plan at the Meeting. A general description of the Omnibus Plan is set forth below.


GENERAL DESCRIPTION

     The Omnibus Plan provides for compensatory awards (each an "Award") representing or corresponding to up to an aggregate of 1,000,000 shares of Common Stock of the Company. Awards may be granted for no consideration and consist of stock options, stock awards, stock appreciation rights ("SARs"), dividend equivalents, other stock-based awards (such as phantom stock) and performance awards consisting of any combination of the foregoing. The Omnibus Plan is designed to provide an incentive to the officers, directors and certain other key employees of the Company who are regular full-time employees of the Company by making available to them an opportunity to acquire a proprietary interest or to increase their proprietary interest in the Company. Any Award issued under the Omnibus Plan which is forfeited, expires or terminates prior to vesting or exercise will again be available for Award under the Omnibus Plan.

     The Directors or a Committee of the Board of Directors administers the Omnibus Plan. The Directors or, if appointed, Committee has the full power and authority, subject to the provisions of the Omnibus Plan, to designate participants, grant Awards and determine the terms of all Awards. The Directors or, if appointed, Committee has the right to make adjustments with respect to Awards granted under the Omnibus Plan in order to prevent dilution of the rights of any holder. Members of the Committee, if appointed, are not eligible to receive Awards under the Omnibus Plan. The Company has no present plans to grant any options under the Omnibus Plan.


STOCK AWARDS

     The Directors or, if appointed, the Committee has the right to grant Awards of shares of Common Stock which are subject to such restrictions (including restrictions on transferability and limitations on the right to vote or receive dividends with respect to the restricted shares) and such terms regarding the lapse of restrictions as are deemed appropriate. Generally, upon termination of employment for any reason during the restriction period, restricted shares shall be forfeited to the Company.


SARS

     An Award may consist of SARs. Upon exercising a SAR, the holder will be paid by the Company an amount in cash equal to the difference between the fair market value of the shares of Common Stock on the date of exercise, and the fair market value of the shares of Common Stock on the date of the grant of the SAR, less applicable withholding of Federal and State taxes. In no event may (i) an aggregate payment by the Company during any fiscal year upon the exercise of SARs exceed $250,000 without board approval, or (ii) a holder of a SAR, who is also an employee of the Company, exercise an SAR if the aggregate amount to be received as a result of his or her exercise of SARs in the preceding twelve month period exceeds such employee's current base salary.


OPTIONS ISSUED UNDER OMNIBUS PLAN

     The terms of specific options will be determined by the Directors or, if appointed, the Committee. Generally, options will be granted at an exercise price equal to the lower of (i) 100% of fair market value of the shares of Common Stock on the date of grant or (ii) 85% of the fair market value of the shares of Common Stock on the date of exercise. Each option will be exercisable for the period or periods specified in the option agreement, which will generally not exceed 10 years from the date of grant. Options may be issued in tandem with SARs ("Tandem Options") as a performance award.

     The Board of Directors or, if appointed, the Committee can determine the time or times at which an option may be exercised in whole or in part and the method or methods by which, and the form or forms (including, without limitation, cash, shares of Common Stock, outstanding Awards or other consideration, or any combination thereof) in which payment of the option price may be made.

     Shares of Common Stock received upon exercise of options are not transferable for a period of six months following exercise (other than in the case of death). In the event the employment of an optionee is terminated during such period (other than in the case of death or disability), the Company shall have the right to repurchase shares during such six month period in exchange for the payment of an amount equal to the exercise price. Upon the exercise of an option, the option holder shall pay to the Company the exercise price plus the amount of the required Federal and State withholding taxes, if any. The unexercised portion of any option granted under the Omnibus Plan will generally be terminated (a) thirty (30) days after the date on which the optionee's employment is terminated for any reason other than (i) Cause (as defined in the Omnibus Plan), (ii) mental or physical disability, or (iii) death; (b) immediately upon the termination of the optionee's employment for Cause; (c) three months after the date on which the optionee's employment is terminated by reason of retirement or mental or physical disability; or (d)(i) 12 months after the date on which the optionee's employment is terminated by reason of the death of the employee, or (ii) three months after the date on which the optionee shall die if such death shall occur during the three-month period following the termination of the optionee's employment by reason of retirement or mental or physical disability.


PERFORMANCE AWARDS CONSISTING OF OPTIONS AND SARS ISSUED IN TANDEM UNDER OMNIBUS PLAN

     Upon exercise of a Tandem Option, the optionee will be entitled to a credit toward the exercise price equal to the value of the SARs issued in tandem with the option exercised, but not to exceed the amount of the Federal income tax deduction allowed to the Company in respect of such SAR and not in an amount which would reduce the amount of payment by the optionee below the par value of the shares being purchased. Upon exercise of a Tandem Option, the related SAR shall terminate, the value being limited to the credit which can be applied only toward the purchase price of shares of Common Stock. In all cases, full payment of the net purchase price of the shares must be made in cash or its equivalent at the time the Tandem Option is exercised, together with the amount of the required Federal and State withholding taxes, if any. When a SAR issued as part of a Tandem Option is exercised, the option to which it relates will cease to be exercisable to the extent of the number of shares with respect to which the SAR was exercised, and that number of shares will thereafter be available for issuance as an Award under the Omnibus Plan.


OTHER PERFORMANCE AWARDS ISSUED UNDER THE OMNIBUS PLAN

     The Omnibus Plan authorizes the Directors or, if appointed, Committee to grant, to the extent permitted under Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934 and applicable law, other Awards that are denominated or payable in, valued by reference to, or otherwise based on or related to shares of Common Stock of the

Company. Furthermore, the amount or terms of an Award may be related to the performance of the Company or to such other criteria or measure of performance as the Directors or, if appointed, Compensation Committee may determine.

     The adoption of the proposal to approve the Omnibus Plan will require the affirmative vote of the holders of a majority of the shares of Common Stock present and voting at the Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF THE PROPOSAL TO APPROVE THE OMNIBUS PLAN.


6.   1996 NON-EMPLOYEE STOCK OPTION PLAN

     On May 21, 1996, the Company's Board of Directors adopted, subject to shareholder approval, the 1996 Non-Employee Stock Option Plan (the "Non-Employee Plan"). Shareholders are being asked to approve the Non-Employee Plan at the Meeting. A general description of the Non-Employee Plan is set forth below.


GENERAL DESCRIPTION

     The Non-Employee Plan provides a means by which non-employee Directors of the Company and consultants to the Company can be given an opportunity to purchase stock in the Company, thus assisting the Company to retain the services of non-employee Directors and consultants, to secure and retain the services of persons capable of serving in such positions and to provide incentives for such persons to exert maximum efforts for the success of the Company. The stock options granted under the Non-Employee Plan will not be eligible for the tax treatment accorded "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

     The Plan provides that a total of 1,000,000 shares of the Company's Common Stock may be issued pursuant to options granted under the Non-Employee Plan, subject to certain adjustments described below. If options granted under the Non-Employee Plan expire or otherwise terminate without being exercised in full, the stock not purchased pursuant to such options again becomes available for issuance pursuant to exercises of options granted under the Non-Employee Plan.

ELIGIBILITY FOR GRANT OF OPTIONS

     Options may be granted under the Non-Employee Plan only to non-employee Directors of the Company and consultants to the Company.


GRANTS

     The Board of Directors has not granted any options under the Non-Employee Plan. The Company has no present plans to grant any options under the Non-Employee Plan.


TERMS OF OPTIONS

     The exercise price for each option granted under the Non-Employee Plan will be not less than the fair market value of the Common Stock underlying the option on the date of grant. The purchase price of stock acquired pursuant to options granted under the Non-Employee Plan must be paid either: (i) in cash, (ii) by delivery to the Company of other Common Stock of the Company that has been held for the requisite period necessary to avoid a charge to the Company's reported earnings and valued at the fair market value on the date of exercise or (iii) by a combination of such methods of payment.

     Each option granted under the Non-Employee Plan will become exercisable upon such dates as are determined by the Board of Directors at the time of grant, provided that as of each vesting date and during the exercise period a Director to whom an option has been granted remains a Director of the Company. The maximum term of each option granted under the Non-Employee Plan is 10 years after the date of grant. Options granted to Directors will terminate to the extent such options have not been previously exercised thirty (30) days after the date the Director is no longer a Director of the Company.

     Options granted under the Non-Employee Plan may not be transferred except by will or by the laws of descent and distribution, and may be exercised during the lifetime of the person to whom the option is granted only by such person.


ADJUSTMENT PROVISION

     The Non-Employee Plan provides that, if there is any change in the stock subject to the Plan or subject to any option granted under the Non-Employee Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure, or otherwise), then the Non-Employee Plan and options outstanding thereunder will be appropriately adjusted as to the class(es) and the maximum number of shares subject to the Non-Employee Plan, and the class(es), number of shares and price per share of stock subject to such outstanding options.


EFFECTS OF CERTAIN CORPORATE EVENTS

     The Non-Employee Plan provides that, in the event of a dissolution or liquidation of the Company, specified type of merger or other corporate reorganization, any outstanding options under the Non-Employee Plan will terminate unless the Board of Directors determines in its sole discretion that:
(i) another corporation will assume such options or substitute similar options therefor; or (ii) such options will continue in full force and effect.


ADMINISTRATION

     The Non-Employee Plan is administered by the Board of Directors of the Company. The Board has the power to construe and interpret the Non-Employee Plan. The Board of Directors may delegate administration of the Non-Employee Plan to a committee composed of not fewer than two members of the Board. The Board may abolish any such committee at any time and revest in the Board the administration of the Non-Employee Plan.


DURATION, AMENDMENT AND TERMINATION

     The Board may suspend or terminate the Non-Employee Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the Non-Employee Plan will terminate on June 19, 2006.

     The Board may also amend the Non-Employee Plan at any time or from time to time. However, no amendment will be effective unless approved by the stockholders of the Company within twelve months before or after its adoption by the Board if the amendment would: (i) increase the number of shares reserved for issuance under the Non-Employee Plan; or (ii) modify the requirements as to eligibility for participation in the Non-Employee Plan, to the extent that such modification requires stockholder approval under Rule 16b-3; or (iii) modify the Non-Employee Plan in any other way to the extent that such modification requires stockholder approval under Rule 16b-3.


FEDERAL INCOME TAX INFORMATION

     Options granted under the Plan are "nonstatutory stock options" for federal income tax purposes. There are no tax consequences to the optionee or the Company by reason of the grant of a nonstatutory stock option. Upon exercise of a non-statutory stock option, the optionee normally will recognize taxable ordinary income equal to the excess of the stock's fair market value on the date of exercise over the option exercise price. Subject to the requirement of reasonableness and the satisfaction of any withholding obligation, the Company will be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionee. Upon disposition of the stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss will be long or short term depending on whether the stock was held for more than one year.

     As a result of the promulgation of regulations in 1991 under Section 16 of the Securities Exchange Act of 1934, as amended, and under Section 83 of the Code, shares acquired upon the exercise of a nonstatutory stock option by an optionee subject to Section 16(b) will be deemed to be subject to a risk of forfeiture only if the option is exercised within six months of the date of grant of the option. Generally, if shares are subject to a substantial risk of forfeiture, the date on which ordinary income is measured and recognized is delayed until the risk of forfeiture lapses, unless, within 30 days of exercise, the optionee elects otherwise. Because options granted under the Plan generally can be exercised earlier than six months after the date of grant, shares acquired under the Plan could be treated as being subject to a risk of forfeiture. Although it is unclear, it appears that the Internal Revenue Service takes the position that shares acquired more than six months after the option is granted are not treated as subject to a risk of forfeiture even if the shares cannot be sold immediately, due to a prior "purchase" under Section 16(b).

     The foregoing discussion is not intended to be a complete description of the federal income tax aspects of options granted under the Plan. In addition, the administrative and judicial interpretations of the application of the federal income tax laws are subject to change. Furthermore, no information is given with respect to state or local taxes that may be applicable.

     The adoption of the proposal to approve the Non-Employee Plan will require the affirmative vote of the holders of a majority of the shares of Common Stock present and voting at the Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF THE PROPOSAL TO APPROVE THE NON-EMPLOYEE PLAN.


7.   AMENDMENT TO THE 1989 INCENTIVE STOCK OPTION PLAN:

     In 1989, the Company adopted an Incentive Stock Option and Non-Statutory Option Plan (the "1989 Plan") under which an aggregate of 200,000 shares of Common Stock were reserved for issuance upon the exercise of options to be granted under the 1989 Plan. Thereafter, at the 1995 annual meeting of shareholders, the shareholders approved the adoption of a proposal by the Board of Directors to increase the number of shares reserved for grant of options under the 1989 Plan to 1,500,000 shares. On December 31, 1995 and May 29, 1996 there were, respectively 865,000 and 805,000 shares reserved for the exercise of options granted under the 1989 Plan. Accordingly, there are 695,000 shares available under the 1989 Plan for the grant of options. The Company has no present plans to grant any additional options under the 1989 Plan. The closing sale price of the Company's Common Stock on the Nasdaq SmallCap Market on June 17, 1996 was $2-1/2.

     As of May 29, 1996, the current executive officers of the Company as a group held options to purchase an aggregate of 600,000 shares of Common Stock at an exercise price of $1.50 per share, including options to purchase 100,000 shares held by Mr. Fleming and options to purchase 250,000 shares held by each of Messrs. Paulk and Rainwater. Other employees of the Company hold options to purchase an aggregate of 205,000 shares at an average exercise price of approximately $1.60.

     It is proposed that the number of shares reserved for the grant of options under the 1989 Plan be increased to 2,500,000 shares from 1,500,000 shares.
This increase will make available a number of shares to grant options to employees of the Company so as to crate an added inducement to provide services to the Company. The 2,500,000 shares proposed to be reserved for the grant of options under the 1989 Plan will be equal to approximately twenty and two-tenths percent (20.2%) of the shares of the Company's Common Stock outstanding on May 29, 1996.

     Options granted under the 1989 Plan may be either "incentive stock options" qualified under Section 422A of the Internal Revenue Code of 1954, as amended, or "non-qualified stock options." Options may be granted only to persons who are selected management or other key employees of the Company or a subsidiary of the Company. Options are to be granted to attract and retain persons of ability and motivate them to advance the interests of the Company. The grant of options to purchase shares of Common Stock under the 1989 Plan and the exercise of those options would have the effect of diluting the percentage interests of the other persons then holding shares of Common Stock of the Company. In addition, although the Board of Directors does not intend to grant options under the 1989 Plan for this purpose, the grant of options and the exercise of such options could be used to enable officers and other employees of the Company to purchase shares of the Company's Common Stock thereby making more difficult efforts by others to acquire control of the Company.

     The exercise price of an incentive stock option granted under the 1989 Plan may not be less than the fair market value of the Common Stock at the time the option is granted. If an incentive stock option is granted to an individual who owns, at the time the option is granted, more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, the option price must be at least one hundred ten percent (100%) of the fair market value of the Common Stock at the time the option is granted. Subject to certain limitations imposed under certain state securities laws, the exercise price of a non-qualified option granted under the Plan may not be less than forty percent (40%) of the fair market value of Common Stock at the time the option is granted. The Company is currently restricted from granting options under the 1989 Plan exercisable at less than $2 per share or eighty-five percent (85%) of the fair market value at the time the option is granted.

     Options are represented by stock option agreements executed by the Company. Options granted under the 1989 Plan must, in general, terminate no later than ten (10) years from the date of grant. The option price must be paid at the time of exercise of the option and may be paid in cash and/or by sale and delivering of shares of the Company's Common Stock already owned by the optionee. Options can be granted in whole or in part from time to time and may be subject to such conditions, including that the optionee remain in the employ of the Company for specified periods, as the Board or Committee may determine. If the optionee dies, is terminated for disability or retires at or after the age 65, the option remains exercisable for sixty (60) days. In the event of termination of employment for any other reason, the option terminates. Options are, in general, non-transferrable. The number of shares subject to the 1989 Plan and the number and exercise price of options granted under the 1989 Plan are subject to adjustment in the event of a reorganization, merger, consolidation, reclassification, stock split, combination of shares or stock dividends.

     The 1989 Plan is administered by the Board of Directors or a Stock Option Committee, if appointed. The Board or Committee determines, within the limitations of the 1989 Plan, the persons to whom options will be granted, the terms of such grants, and the number of shares to be optioned. Options granted under the Plan that terminate unexercised will be available for further grant prior to the expiration date of the 1989 Plan. The 1989 Plan expires in July, 2001. Any termination of the 1989 Plan will not affect the validity of any option then outstanding under the 1989 Plan.

     The adoption of the proposed amendment to the 1989 Plan to increase the number of shares reserved for the grant of options under the 1989 Plan will require the affirmative vote of the holders of a majority of the shares of Common Stock present and voting at the Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF THE ADOPTION OF THE PROPOSED AMENDMENT TO THE PLAN.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     Set forth below is information concerning the Common Stock ownership of all persons known by the Company to own beneficially 5% or more of the Company's Common Stock, and the Common Stock ownership of each Director of the Company and all Directors and officers of the Company as a group, as of May 29, 1996. As of May 29, 1996, the Company had 12,369,991 shares of Common Stock outstanding.



Name and Address of
Beneficial Holder,                                         Percent
Identity of Group(1)(2)            Amount(1)             of Class(1)
- -------------------------         ----------             -----------
Michael K. Paulk                     360,316(3)               2.9%
John L. Rainwater                    358,916(3)               2.8%
John J. Fleming                      100,000(4)               1.0%
Morton A. Cohen                      350,000(5)               2.8%
Brian E. Bayley(6)                     -0-                     -
Merrill Lynch
  Capital Corporation(7)           1,000,000                  8.1%
World Financial Center
North Tower - 27th Floor
New York, New York  10281

Stratum Group, L.L.C.(7)           1,000,000(8)               7.5%
650 Fifth Avenue
New York, New York  10019

Quest Capital Corporation          1,566,166(9)              11.7%
900-999 West Hastings St.
Vancouver, British Columbia
   V6C 2W2

Epoch Capital Corporation            753,330(10)              5.9%
1550, 340 - 12th Avenue, SW
Calgary, Alberta, Canada
   T2R 1L5

All officers and Directors
as a Group (5 persons)             1,169,232                  9.5%

____________________

(1) Relates to outstanding shares of the Company's Common Stock. This tabular information is intended to conform with Rule 13d-3 promulgated under the Securities Exchange Act of 1934 relating to the determination of beneficial ownership of securities. The tabular information gives effect to the exercise of warrants or options exercisable within 60 days of the date of this table owned in each case by the person or group whose percentage ownership is set forth opposite the respective percentage and is based on the assumption that no other person or group exercise their option. The Company's Certificate of Incorporation, as amended, provides that the outstanding shares of 7-1/2% Cumulative Convertible Preferred Stock have no voting rights except as required by Delaware Law. Under Delaware Law, the holders of 7-1/2% Cumulative Convertible Preferred Stock have the right to vote as a separate class on proposal 4, and have no voting rights on any of the other proposals submitted to shareholders at the Meeting.

(2) The address of Messrs. Paulk and Rainwater is c/o the Company, 5727 South Lewis Avenue, Suite 700, Tulsa, Oklahoma 74105. The address of Mr. Fleming is 1500, 340 12th Avenue SW, Calgary, Alberta T2R 1L5. The address of Mr. Cohen is c/o Clarion Capital Corporation, Ohio Savings Plaza, Suite 510, 1801 East Ninth Street, Cleveland, Ohio 44114. The address of Mr. Bayley is c/o Quest Capital Corporation, 900-999 West Hastings Street, Vancouver, British Columbia, Canada V6C 2W2.

(3) Includes 250,000 shares issuable upon exercise of options at an exercise price of $2.50 per share of which options to purchase 125,000 shares became exercisable on October 31, 1995 and options to purchase the remaining 125,000 shares become exercisable on October 31, 1996. In the event of a "change of control" of the Company, as defined in the option agreement, such remaining options become immediately exercisable.

(4) Includes 100,000 shares issuable on exercise of options at an exercise price of $1.50 per share which are exercisable during the one-year period beginning July 11, 1996. Does not include 203,332 shares of Common Stock and common stock purchase warrants to purchase 369,998 shares beneficially owned by Epoch Capital Corporation, of which Mr. Fleming is a Director and minority shareholder, or 180,000 shares of Common Stock held by Marlco, Inc., a wholly owned subsidiary of Epoch. Mr. Fleming disclaims beneficial ownership of the shares held by both Epoch Capital Corporation and Marlco, Inc. See Note 10 below.

(5) Represents shares held by Clarion Capital Corp., of which Mr. Cohen is an officer, Director and principal shareholder. Also includes 250,000 shares issuable, commencing December 31, 1996, on conversion of 500 shares of 7-1/2%Cumulative Convertible Preferred Stock held by Clarion Capital Corp.

(6) Does not include the securities held by Quest of which Mr. Bayley is President, a Director and holds 11.3% of the shares outstanding. Mr Bayley disclaims beneficial ownership of such shares.

(7)  Based on information contained in Schedule 13D provided by such person.

(8) Issuable on exercise of common stock purchase warrants exercisable, as amended, at $3.25 per share. The general partner of Stratum Group, L.P. is Stratum Finance, L.L.C. and the members of Stratum Finance, L.L.C. are Energy Investment Partners, a New York general partnership, Joseph M. Rinaldi, Richard E. Bani, John C. Alvardo, Curt S. Taylor, and Betsy D. Cotton. Stratum Finance, L.L.C. is managed by Energy Investment Partners, which has four votes, Joseph M. Rinaldi, who has one vote, and Richard E. Bani, appointed by the natural person members of Stratum Finance, L.L.C., who has one vote. Energy Investment Partners has three general partners, SGLLC Partners, L.P. ("SGLLC"), SGLLC Partners Offshore, L.P. ("Offshore") and The Beacon Group Energy Investment Fund, L.P. ("Fund"). The sole general partner of each of SGLLC and Offshore is SG-GP, L.L.C. whose sole general partner is Energy Fund GP, Inc. ("GPI"). The sole general partner of Fund is Beacon Energy Investors, L.L.C. ("Investors"). The sole general partner of Investors is GPI. The names of the officers and Directors of GPI are Geoffrey Boisi, John McWilliams, Preston Miller, Harold Pote, Faith Rosenfeld, Robert Semmens, David Remmington, Thomas Mendell and Frank Murray.

(9) Includes 300,000 shares issuable on exercise of common stock purchase warrants exercisable at $1.00 per share, 83,333 shares issuable, on exercise of common stock purchase warrants exercisable at $2.40 per share which become exercisable January 26, 1997 and, based on a conversion price calculated as of March 26, 1996 at $2.00 per share, 645,000 shares issuable, commencing December 31, 1996, on conversion of 1,290 shares of 7-1/2% Cumulative Convertible Preferred Stock. By virtue of their ability to direct the voting and disposition of such shares, the Board of Directors of Quest Capital Corporation may be deemed to be the beneficial owner of such shares. The Board of Directors of Quest Capital Corporation includes Brian
     E. Bayley, Ray Benzinger, John Craig, Lewis David Johnson, Robert Buchan,
     A. Murray Sinclair, Jr., and Thomas Swartwood. Based on information provided by Quest Capital Corporation, the only beneficial holders of more than 5% of the outstanding shares of Quest Capital Corporation are Brian E. Bayley, who holds 11.3%, and Murray A. Sinclair, Jr., who holds 13.0%.

(10) Includes 203,332 shares of Common Stock and common stock purchase warrants to purchase 369,998 shares of common stock exercisable, commencing January 26, 1997, at $2.40 per share, held by Epoch Capital Corporation, and 180,000 shares held by Marlco, Inc., a wholly owned subsidiary of Epoch Capital Corporation. By virtue of their ability to direct the voting and disposition of such shares, the Board of Directors of Epoch Capital Corporation may be deemed to be the beneficial owner of such shares. The Board of Directors includes W. David Black, John J. Fleming, F.K. Roy Gillespie, Daie A. Schotanus and Harry R. Steele. Based on information provided by Epoch Capital Corporation, the only beneficial holders of more than 5% of the outstanding shares of Epoch Capital Corporation are John Fleming, a Director of the Company, who holds 22.7%, and Gary Steel, who holds 8.7%.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     The Company's Board of Directors has a Compensation Committee consisting of Messrs. Fleming, Paulk and Cohen and an Audit Committee consisting of Messrs. Fleming and Bayley. The Compensation Committee makes determinations on behalf of the Board of Directors concerning salaries and incentive compensation for officers and employees of and consultants to the Company. The Audit Committee will consider the retention of the Company's independent accountants, review the Company's annual financial statements and discuss the financial statements with the Company's independent accountants, review the independence of accountants conducting the audit, review the services of independent accountants, discuss with management and the independent accountants the Company's accounting system and related systems of internal control and consult as necessary with the independent accountants and the Company's financial staff. The Board of Directors does not have a nominating committee.

     The Company's Board of Directors held eight (8) meetings during the year ended December 31, 1995. The Board of Directors did not have an audit, compensation or nominating committee in 1995.


CERTIFYING ACCOUNTANTS

     Coopers & Lybrand has served as the Company's independent accountants since January 1995 and has been selected to continue in such capacity for the current fiscal year. It is anticipated that a representative from that firm will attend the Annual Meeting of Shareholders to make a statement to shareholders or to answer questions of shareholders.

     Most Horowitz & Company audited the consolidated balance sheet of the Company as of December 31, 1993 and the related consolidated statements of operations, stockholders' equity and cash flows for the years ended December 31, 1993 and 1992. On January 3, 1995, the Company notified Most Horowitz & Company that it was not being retained to audit the Company's financial statements for the fiscal year ended December 31, 1994 and thereby dismissed Most Horowitz & Company in connection with that audit. Most Horowitz & Company's report on the financial statements as of December 31, 1993 and results of operations for the years ended December 31, 1993 and 1992 did not contain an adverse opinion or disclaimer of opinion, and was not modified as to uncertainty, audit scope, or accounting principles. The decision to change accountants was approved at a meeting of the Board of Directors of the Company. During the period in which Most Horowitz & Company was retained by the Company to audit its financial statements as of December 31, 1993 and results of operations for the years ended December 31, 1993 and 1992 and during any subsequent interim periods of the Company there were no disagreements with Most Horowitz & Company on any matter of accounting principles or practices, financial statement disclosure or auditing scope and procedure, which disagreements, if not resolved to the satisfaction of Most Horowitz & Company would have caused it to make a reference to the subject matter of the disagreements in connection with its report.

     On January 3, 1995, the Company, acting pursuant to Board of Directors' approval given on December 5, 1994, engaged the firm of Coopers & Lybrand to audit its financial statements for the fiscal year ended December 31, 1994. During the two fiscal years ended December 31, 1994 and any subsequent interim period, the Company did not consult with Coopers & Lybrand regarding (i) either: the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements and either a written report was provided to the Company or oral advice was provided that Coopers & Lybrand has concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issues.


SUBMISSION OF SHAREHOLDERS' PROPOSALS FOR 1997 ANNUAL MEETING

     Any proposals which shareholders intend to present for a vote of shareholders at the Company's 1997 Annual Meeting and which such shareholders desire to have included in the Company's proxy statement and form of proxy relating to that meeting must be sent to the Company's executive office and received by the Company not later than February 21, 1997.

GENERAL

     The cost of soliciting proxies will be borne by the Company. In addition to solicitation by use of the mails, certain officers and regular employees may solicit proxies personally and by telephone and the Company will request banks, brokerage houses and nominees and fiduciaries to forward soliciting material to their principals and will reimburse them for their reasonable out-of-pocket expenses.

     The Company's Annual Report on Form 10-KSB for the year ended December 31, 1995, including financial statements, is being mailed to shareholders herewith.


                              By Order of the Board of Directors

                              Linda Esley, Secretary



Dated:  June 24, 1996

                                  EXHIBIT "A"



     FOURTH: The total number of shares of capital stock of all classes which the Corporation shall have authority to issue is One Hundred Million Five Hundred Thousand (100,500,000) shares, of which One Hundred Million (100,000,000) shares, of a par value of $.01 per share, shall be designated "Common Stock," and Five Hundred Thousand (500,000) shares, of a par value of $.05 per share, shall be designated "Preferred Stock."

                                  EXHIBIT "B"



     FOURTH: The total number of shares of capital stock of all classes which the Corporation shall have authority to issue is Thirty-Two Million Five Hundred Thousand (32,500,000) shares, of which One Hundred Million (100,000,000) shares, of a par value of $.01 per share, shall be designated "Common Stock," and Two Million Five Hundred Thousand (2,500,000) shares, of a par value of $.05 per share, shall be designated "Preferred Stock."

                                                         APPENDIX: FORM OF PROXY


                           GOTHIC ENERGY CORPORATION
                      5727 South Lewis Avenue - Suite 700
                             Tulsa, Oklahoma  74105

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Mr. Michael K. Paulk and Mr. John L. Rainwater, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated below, all the shares of common stock of Gothic Energy Corporation held of record by the undersigned on May 29, 1996 at the annual meeting of shareholders to be held on July 23, 1996 or any adjournment thereof.

     1.   Election of Directors

          / / For all nominees listed below (except as marked to contrary below)

          / /    Withold Authority to vote for all nominees listed below


INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.

          John J. Fleming                Morton A. Cohen
          Michael K. Paulk               Brian E. Bayley
          John L. Rainwater

     2.   In favor of / /       Against  / /           Abstain  / /

          a proposal to reincorporate the Company as an Oklahoma corporation by merger of the Company into a newly-formed wholly-owned subsidiary of the Company incorporated in Oklahoma

     3.   In favor of  /        Against  / /           Abstain  / /

          a proposal to increase the number of shares of Common Stock authorized from 30,000,000 to 100,000,000

     4.   In favor of / /       Against  / /           Abstain  / /

          a proposal to increase the number of shares of Preferred Stock authorized from 500,000 to 2,500,000. If such proposal is adopted, the Company's Board of Directors intends to promptly thereafter effectuate a 100 for 1 split of the outstanding shares of the Company's Preferred Stock.


     5.    In favor of / /  Against  / /  Abstain  / /

           a proposal to approve the adoption of the 1996
           Omnibus Incentive Plan

     6.    In favor of / /  Against  / /  Abstain  / /

           a proposal to approve the adoption of the 1996
           Non-Employee Stock Option Plan

     7.    In favor of / /  Against  / /  Abstain  / /

          a proposal to amend the Company's 1989 Incentive Stock Option Plan so as to increase the number of shares reserved for the grant of options thereunder from 1,500,000 to 2,500,000

     8. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS.


Please sign exactly as        When shares are held by joint tenants
name appears below.           both should sign.  When signing as attorney,
                              as executor, administrator trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated:                     1996
      ---------------------


- ----------------------------------       --------------------------------------
Please mark, sign, date and return       Signature
the proxy card promptly using the
enclosed envelope.                       --------------------------------------
                                         Signature if held jointly
- ----------------------------------